UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2019 (August 20, 2019)

Arbutus Biopharma Corporation
(Exact name of registrant as specified in charter)

British Columbia, Canada	001-34949	98-0597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of principal executive offices)	(Zip Code)

(267) 469-0914
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

On August 20, 2019, the arbitrator in the arbitration proceedings pending between the University of British Columbia (“UBC”) and Arbutus Biopharma Corporation (the “Company”) issued his decision for the second phase of the arbitration, awarding UBC approximately $5.8 million, which includes interest of approximately $2.5 million. The arbitrator also held that the third phase of the arbitration, which would address patent validity, should the Company choose to pursue a third phase, would not provide a defense to the award. An award for attorneys’ fees is still to be determined. The Company has not yet decided whether to appeal the award.

The Company expects to record a charge of approximately $5.8 million, excluding the amount of any potential award of attorneys’ fees, in the third quarter of 2019. The payment of this award does not impact the Company’s cash runway guidance. The Company believes its cash, cash equivalents and short-term investments will be sufficient to fund its operations into the second half of 2020.

As previously disclosed, this arbitration concerned certain early work on lipid nanoparticle delivery systems and related inventions undertaken by the Company and assigned to UBC. These inventions were subsequently licensed back to the Company by UBC under a license agreement, initially entered into in 1998 and subsequently amended in 2001, 2006 and 2007. The Company has granted sublicenses under the UBC license to Alnylam Pharmaceuticals as well as other third parties. In the arbitration, UBC’s claim was for $10.9 million plus interest.

Forward-Looking Statements and Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this report include statements about the Company’s expectation to record a charge of approximately $5.8 million, excluding the amount of any potential award of attorneys’ fees, in the third quarter of 2019; the Company’s expectation that the payment of the award does not impact the Company’s cash runway guidance; and the Company’s belief that its cash, cash equivalents and short-term investments will be sufficient to fund its operations into the second half of 2020.

There are known and unknown risks and uncertainties which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risks and uncertainties include, among others: the arbitrator’s decision regarding whether to award attorneys’ fees and the amount of such attorneys’ fees; the Company’s decision whether to seek leave to appeal the award, the costs associated with any such appeal and the success of any such appeal; anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing the Company appears in the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: August 26, 2019	By:	/s/ David C. Hastings
	Name:	David C. Hastings
	Title:	Chief Financial Officer